Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-201422 and 333-36390) on Form S-8 and Registration Statement (No. 333-253619) on Form S-3 of Fuel Tech, Inc. of our report dated March 7, 2023, relating to the consolidated financial statements of Fuel Tech, Inc., appearing in this Annual Report on Form 10-K of Fuel Tech, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Chicago, Illinois

March 7, 2023